Filed pursuant to Rule 424(b)(3)

Registration No. 333-164342

Prospectus Supplement No. 3 dated July 7, 2010

(to Prospectus dated January 22, 2010)

7,420,000 SHARES

CURRENCYSHARES® JAPANESE YEN TRUST

This Prospectus Supplement No. 3 amends and supplements our prospectus dated January 22, 2010 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus, Prospectus Supplement No. 1 dated February 19, 2010 (“Prospectus Supplement No. 1”) and Prospectus Supplement No. 2 dated April 27, 2010 (with Prospectus Supplement No. 1, the “Prospectus Supplements”).

Under “Creation and Redemption of Shares,” the third sentence in the fifth paragraph on page 25 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of July 7, 2010, Citadel Securities LLC, Deutsche Bank Securities, Inc., EWT LLC, Fortis Clearing Americas LLC, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P., JPMorgan Securities, Inc., Knight Clearing Services, LLC, Merrill Lynch Professional Clearing Corp., Newedge USA, LLC, Nomura Securities International, Inc. and Timber Hill LLC have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

All other portions of the Prospectus, as amended by the Prospectus Supplements, shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is July 7, 2010